Exhibit 99.1

XOMA Adds Economic Interests in Three First-in-Category Assets

to its Royalty and Milestone Portfolio Including XACIATO™ (clindamycin phosphate) Vaginal Gel 2%

Organon, a global women’s healthcare company, initiated XACIATO™ commercial activities in the fourth quarter of 2023

XOMA further expands its late-stage portfolio with synthetic royalty and milestone interests in two additional women’s health assets: Ovaprene®, an investigational potential first-in-category Phase 3 hormone-free monthly intravaginal contraceptive, and Sildenafil Cream, 3.6%, a potential first-in-category Phase 3-ready candidate for female sexual arousal disorder

Bayer HealthCare holds the exclusive rights to U.S. commercialization of Ovaprene®

XOMA provided $22 million upfront as non-dilutive royalty capital solution to Daré Bioscience

EMERYVILLE, Calif., April 30, 2024 (GLOBE NEWSWIRE) – XOMA Corporation (NASDAQ: XOMA) announced today it has acquired an economic interest in three women’s health assets - XACIATO™ (clindamycin phosphate) vaginal gel 2%, Ovaprene®, and Sildenafil Cream, 3.6% - from Daré Bioscience, Inc., for an upfront payment of $22 million. XACIATO™ is approved by the U.S. Food and Drug Administration (FDA) for the treatment of bacterial vaginosis (BV) in females 12 years of age and older. In 2022, Daré entered into a license agreement with Organon, which initiated XACIATO™ commercial marketing activities in the fourth quarter of 2023.

“XACIATO™, an important therapy, becomes the fifth commercial asset in XOMA’s royalty portfolio, and our royalty monetization transaction with Daré also adds two first-in-category Phase 3 royalty assets that have the potential to create additional value for our shareholders. Each of the three assets represents a meaningful advance in the women’s health category that has typically been under-represented and has significant growth potential,” stated Brad Sitko, Chief Investment Officer at XOMA. “XOMA structured an attractive, non-dilutive royalty capital solution that provides Daré with additional financial resources to advance its pipeline through key catalysts and aligns with its stockholders, enabling them to participate in the future value created by XACIATO™, Ovaprene®, and Sildenafil Cream.”

Under the terms of the agreement, XOMA will receive the remaining royalties related to XACIATO™ not already included in Daré’s December 2023 royalty-backed financing agreement, which equates to low- to high-single digit royalties on net sales. XOMA also is entitled to potential milestone payments based on the commercial success of XACIATO. Additionally, XOMA has acquired an interest in a potential milestone and a low single-digit synthetic royalty on Ovaprene®, as well as a low single-digit synthetic royalty on Sildenafil Cream, 3.6%. Upon achieving a pre-specified return threshold, XOMA will make upside-sharing milestone payments to Daré.

Advisors

Gibson, Dunn & Crutcher LLP served as XOMA’s legal advisor, while Daré was advised by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. TD Cowen, a division of TD Securities, acted as exclusive financial advisor to Daré.

About XACIATO™ (clindamycin phosphate) vaginal gel 2%

XACIATO vaginal gel is a prescription medicine used to treat bacterial vaginal infections in females 12 years of age and older, which is under a global license agreement with Organon. For more information, including important safety information, please visit www.xaciato.com.

About Ovaprene®

Ovaprene® is a novel investigational hormone-free monthly intravaginal contraceptive designed to be an easy-to use monthly option and prevent pregnancy by releasing a locally acting, non-hormonal agent, which impedes sperm motility, and physically blocks sperm from entering the cervical canal with its unique knitted polymer barrier. The novel combination of these complementary approaches has the potential to produce efficacy consistent with existing short-acting hormone birth control options (pills, patches, vaginal ring), without the use of hormones. U.S. commercial rights to Ovaprene® are under a license agreement with Bayer.

About Sildenafil Cream, 3.6%

Sildenafil, a phosphodiesterase-5 (PDE-5) inhibitor, is the active ingredient in a tablet for oral administration currently marketed under the brand name Viagra® for the treatment of erectile dysfunction in men. Sildenafil Cream is an investigational, proprietary cream formulation of sildenafil designed for topical administration to the vulvar-vaginal tissue on demand to increase genital blood flow and provide improvements in the female genital arousal response, while avoiding systemic side effects observed with oral formulations of sildenafil.

About XOMA Corporation

XOMA is a biotechnology royalty aggregator playing a distinctive role in helping biotech companies achieve their goal of improving human health. XOMA acquires the potential future economics associated with pre-commercial therapeutic candidates that have been licensed to pharmaceutical or biotechnology companies. When XOMA acquires the future economics, the seller receives non-dilutive, non-recourse funding they can use to advance their internal drug candidate(s) or for general corporate purposes. The Company has an extensive and growing portfolio of assets (asset defined as the right to receive potential future economics associated with the advancement of an underlying therapeutic candidate). For more information about the Company and its portfolio, please visit www.xoma.com or follow the Company on LinkedIn.

Forward-Looking Statements/Explanatory Notes

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the timing and amount of potential commercial payments to XOMA and other developments related to XACIATO™, Ovaprene®, and Sildenafil Cream, 3.6%. In some cases, you can identify such forward-looking statements by terminology such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project,” “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or similar expressions. These forward-looking statements are not a guarantee of XOMA’s performance, and you should not place undue reliance on such statements. These statements are based on assumptions that may not prove accurate, and actual results could differ materially from those anticipated due to certain risks inherent in the biotechnology industry, including those related to the fact that our product candidates subject to out-license agreements are still being developed, and our licensees may require substantial funds to continue development which may not be available; we do not know whether there will be, or will continue to be, a viable market for the products in which we have an ownership or royalty interest; if the therapeutic product candidates to which we have a royalty interest do not receive regulatory approval, and our third-party licensees will not be able to market them. Other potential risks to XOMA meeting these expectations are described in more detail in XOMA’s most recent filing on Form 10-K and in other filings with the Securities and Exchange Commission. Consider such risks carefully when considering XOMA’s prospects. Any forward-looking statement in this press release represents XOMA’s beliefs and assumptions only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. XOMA disclaims any obligation to update any forward-looking statement, except as required by applicable law.

EXPLANATORY NOTE: Any references to “portfolio” in this press release refer strictly to milestone and/or royalty rights associated with a basket of drug products in development. Any references to “assets” in this press release refer strictly to milestone and/or royalty rights associated with individual drug products in development.

As of the date of this press release, all assets in XOMA’s milestone and royalty portfolio, except VABYSMO® (faricimab), OJEMDA™ (tovorafenib), XACIATO™ (clindamycin phosphate) vaginal gel 2%, IXINITY® [coagulation factor IX (recombinant)], and DSUVIA® (sufentanil sublingual tablet), are investigational compounds. Efficacy and safety have not been established. There is no guarantee that any of the investigational compounds will become commercially available.

XOMA Investor Contact	XOMA Media Contact
Juliane Snowden	Kathy Vincent
XOMA Corporation	KV Consulting & Management
+1 646-438-9754	+1 310-403-8951
juliane.snowden@xoma.com	kathy@kathyvincent.com

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